Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2024, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-284363) and related Prospectus of Bio-Path Holdings, Inc. dated February 12, 2025.

/s/ Ernst & Young LLP

Houston, Texas

February 12, 2025